As filed with the Securities and Exchange Commission on October 1, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Victory Portfolios II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144 (Address of registrant's principal executive offices)

Title of each class of securities	Name of each exchange on which each class
to be registered	is to be registered
VictoryShares ESG Core Plus Bond ETF	The NASDAQ Stock Market LLC
VictoryShares ESG Corporate Bond ETF	The NASDAQ Stock Market LLC
VictoryShares THB Mid Cap ESG ETF	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and		☒
is effective pursuant to General Instruction A.(c) or (e), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and		☐
is effective pursuant to General Instruction A.(d) or (e), check the following box.
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check		☐
the following box

Securities Act Registration file number to which this form relates: 333-181176

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the VictoryShares ESG Core Plus Bond ETF, VictoryShares ESG Corporate Bond ETF and VictoryShares THB Mid Cap ESG ETF, each a series of Victory Portfolios II (the "Trust") to be registered hereunder, is set forth in Post-Effective Amendment No. 91 to the Trust's Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission ("SEC") via EDGAR (Accession No.: 0001683863-21-005579) on September 28, 2021, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

VictoryShares ESG Core Plus Bond ETF	87-2015212
VictoryShares ESG Corporate Bond ETF	87-2025970
VictoryShares THB Mid Cap ESG ETF	87-2042170

Item 2. Exhibits

A.Registrant's Certificate of Trust dated April 12, 2012.

B.Registrant's Certificate of Amendment to Certificate of Trust dated October 21, 2015.

C.Registrant's Certificate of Amendment to Certificate of Trust filed on February 19, 2016.

D.Registrant's Second Amended and Restated Agreement and Declaration of Trust dated February 26, 2019.

E.Registrant's Amended and Restated By-Laws dated May 1, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Victory Portfolios II

October 1, 2021

/s/ Christopher K. Dyer

Christopher K. Dyer

President

3